Exhibit 10.5

ASHFORD HOSPITALITY PRIME, INC.

ADVISOR EQUITY INCENTIVE PLAN

November 5, 2013

ASHFORD HOSPITALITY PRIME, INC.

ADVISOR EQUITY INCENTIVE PLAN

Table of Contents

ARTICLE I INTRODUCTION		1
1.1	Purpose	1
1.2	Shares Subject to the Plan	1
1.3	Administration of the Plan	1
1.4	Amendment and Discontinuance of the Plan	1
1.5	Granting of Awards	2
1.6	Term of Plan	2
1.7	Definitions	2
ARTICLE II PURCHASED STOCK		4
2.1	Purchased Stock	4
2.2	Purchase Price	4
2.3	Payment of Purchase Price	4
ARTICLE III BONUS STOCK		4
ARTICLE IV RESTRICTED STOCK		4
4.1	Restricted Period and Vesting	4
ARTICLE V OTHER STOCK-BASED AWARDS		5
ARTICLE VI CERTAIN PROVISIONS APPLICABLE TO ALL AWARDS		5
6.1	General	5
6.2	Stand-Alone, Additional, Tandem, and Substitute Awards	5
6.3	Term of Awards	5
6.4	Form and Timing of Payment under Awards; Deferrals	5
6.5	Vested and Unvested Awards	6
6.6	Other Provisions	6
6.7	Change of Control	6
6.8	Ownership Limit	7
ARTICLE VII MISCELLANEOUS		7
7.1	No Rights to Awards	7
7.2	No Right to Continued Service	7
7.3	Governing Law	7
7.4	Severability	7
7.5	Other Laws	7
7.6	No Guarantee of Tax Consequences	8
7.7	Claw-back Policy	8
7.8	Transfer of Awards	8

ASHFORD HOSPITALITY PRIME, INC.

ADVISOR EQUITY INCENTIVE PLAN

ARTICLE I

INTRODUCTION

1.1 Purpose.

The Ashford Hospitality Prime, Inc. Advisor Equity Incentive Plan (the “Plan”) is intended to promote the interest of Ashford Hospitality Prime, Inc., a Maryland corporation (the “Company”), and its stockholders by encouraging Ashford Hospitality Advisors LLC, a Delaware limited liability company (together with any successors and assigns, the “Advisor”), to continue to serve as the advisor for the Company and to acquire or increase its equity interests in the Company, including by way of grants made by the Company as partial payment of the incentive fee to be paid to the Advisor pursuant to the Advisory Agreement (as defined below), thereby giving it an added incentive to work toward the continued growth and success of the Company.

1.2 Shares Subject to the Plan.

The aggregate number of shares of Common Stock, $0.01 par value per share, of the Company (“Common Stock”) that may be issued under the Plan commencing on November 5, 2013, the date the stockholders approved the Plan set forth herein, shall not exceed 1,600,000 shares of outstanding Common Stock.

In the event that at any time after the Effective Date the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the aggregate number and class of securities available under the Plan shall be ratably adjusted by the Committee (as defined below), whose determination shall be final and binding upon the Company and all other interested persons. In the event the number of shares to be delivered upon the exercise or payment of any Award granted under the Plan is reduced for any reason whatsoever or in the event any Award granted under the Plan can no longer under any circumstances be exercised or paid, the number of shares no longer subject to such Award shall thereupon be released from such Award and shall thereafter be available under the Plan for the grant of additional Awards. Shares issued pursuant to the Plan (i) may be treasury shares, authorized but unissued shares or, if applicable, shares acquired in the open market and (ii) shall be fully paid and nonassessable.

1.3 Administration of the Plan.

The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall interpret the Plan and all Awards under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award under the Plan in the manner and to the extent that the Committee deems desirable to effectuate the Plan. Any action taken or determination made by the Committee pursuant to this and the other paragraphs of the Plan shall be final, binding and conclusive on all parties. The act or determination of a majority of the Committee shall be deemed to be the act or determination of the Committee.

1.4 Amendment and Discontinuance of the Plan.

The Board of Directors of the Company (the “Board”) may amend, suspend or terminate the Plan; provided, however, no amendment, suspension or termination of the Plan may, without the consent of the Advisor, terminate an Award or adversely affect the Advisor’s rights with respect to an Award in any material respect; provided further, however, that any amendment which would constitute a “material revision” of the Plan (as that term is used in the rules of the New York Stock Exchange) shall be subject to shareholder approval.

1.5 Granting of Awards.

The Committee shall have the authority to grant, prior to the expiration date of the Plan, Awards to the Advisor on the terms and conditions hereinafter set forth in the Plan. In determining the Awards to be granted, including the type and size of the Award, the Committee may consider any factors that it may deem relevant.

1.6 Term of Plan.

The Plan shall be effective as of November 5, 2013 (the “Effective Date”), subject to approval by the shareholders of the Company. The provisions of the Plan are applicable to all Awards granted on or after the Effective Date. If not sooner terminated under the provisions of Section 1.4, the Plan shall terminate upon, and no further Awards shall be made, after the tenth anniversary of the Effective Date.

1.7 Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Advisory Agreement” means the advisory agreement, dated as of November 19, 2013, between the Company, Ashford Hospitality Prime Limited Partnership, a Delaware limited partnership, and the Advisor.

“Affiliate” means (i) Remington, (ii) any entity in which the Company, the Advisor or Remington, directly or indirectly, owns 10% or more of the combined voting power, as determined by the Committee, (iii) any “parent corporation” of the Company, the Advisor or Remington (as defined in Section 424(e) of the Code), (iv) any “subsidiary corporation” of any such parent corporation (as defined in Section 424(f) of the Code) of the Company, the Advisor or Remington and (v) any trades or businesses, whether or not incorporated which are members of a controlled group or are under common control (as defined in Sections 414(b) or (c) of the Code) with the Company, the Advisor or Remington.

“Awards” means, collectively, Bonus Stock, Restricted Stock or Other Stock-Based Awards.

“Bonus Stock” is defined in Article III.

“Change of Control” shall be deemed to have occurred upon any of the following events:

(i) any “person” (as defined in Section 3(a)(9) of the 1934 Act, and as modified in Section 13(d) and 14(d) of the 1934 Act) other than (A) the Company or any of its subsidiaries, (B) any employee benefit plan of the Company or any of its subsidiaries, (C) Remington, the Advisor or any of their respective Affiliates, (D) a company owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company, or (E) an underwriter temporarily holding securities pursuant to an offering of such securities, becomes the “beneficial owner” (as defined in Rule 13d-3 of the 1934 Act), directly or indirectly, of securities of the Company representing 30% or more of the shares of voting stock of the Company then outstanding; provided, however, that an initial public offering of Common Stock shall not constitute a Change of Control;

(ii) the consummation of any merger, organization, business combination or consolidation of the Company or one of its subsidiaries with or into any other company, other than a merger, reorganization, business combination or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger, reorganization, business combination or consolidation more than 50% of the combined voting power of the voting securities of the Company or the surviving company or the parent of such surviving company;

(iii) the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition if the holders of the voting securities of the Company outstanding immediately prior thereto hold securities immediately thereafter which represent more than 50%

of the combined voting power of the voting securities of the acquiror, or parent of the acquiror, of such assets, or the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(iv) individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election by the Board, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an election contest with respect to the election or removal of directors or other solicitation of proxies or consents by or on behalf of a person other than the Board.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

“Committee” means the compensation committee appointed by the Board to administer the Plan or, if none, the Board.

“Fair Market Value” or “FMV Per Share”. The Fair Market Value or FMV Per Share of the Common Stock shall be the closing price on the New York Stock Exchange or other national securities exchange or over-the-counter market, if applicable, for the date of the determination or, if no trade of the Common Stock shall have been reported for such date, the closing sales price quoted on such exchange for the most recent trade prior to the determination date. If shares of the Common Stock are not listed or admitted to trading on any exchange, over-the-counter market or any similar organization as of the determination date, the FMV Per Share shall be determined by the Committee in good faith using any fair and reasonable means selected in its discretion.

“Other Stock-Based Award” means an award granted pursuant to Article V of the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, Awards with value and payment and/or settlement contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the value of Common Stock or the value of securities of or the performance of specified subsidiaries.

“Outstanding Company Common Stock” means, as of any date of determination, the then outstanding shares of Common Stock of the Company.

“Outstanding Company Voting Securities” means, as of any date of determination, the combined voting power of the then outstanding voting securities of the Company entitled to vote generally on the election of directors.

“Purchased Stock” is defined in Section 2.1.

“Remington” means Remington Lodging & Hospitality LLC, a Delaware limited liability company, and its affiliates.

“Restricted Period” shall mean the period established by the Committee with respect to an Award during which the Award either remains subject to forfeiture or is not exercisable by the Advisor.

“Restricted Stock” shall mean any share of Common Stock, prior to the lapse of restrictions thereon, granted under Article IV of the Plan.

ARTICLE II

PURCHASED STOCK

2.1 Purchased Stock.

The Committee shall have the authority to authorize the sale of shares of Common Stock (“Purchased Stock”) to the Advisor, on such terms and conditions as it may establish, subject to the further provisions of this Article II. Each issuance and sale of Purchased Stock under this Plan shall be evidenced by an agreement which shall be subject to applicable provisions of this Plan and to such other provisions not inconsistent with this Plan as the Committee may approve for the particular sale transaction.

2.2 Purchase Price.

The price per share of Purchased Stock under this Plan shall be determined in the sole discretion of the Committee, and may be less than, but shall not be greater than the FMV Per Share at the time of purchase.

2.3 Payment of Purchase Price.

Payment of the purchase price for Purchased Stock under this Plan shall be made in full in cash or by check payable and acceptable to the Company.

ARTICLE III

BONUS STOCK

The Committee may, from time to time and subject to the provisions of the Plan, grant shares of Bonus Stock to the Advisor. “Bonus Stock” shall be shares of Common Stock that are not subject to a Restricted Period under Article IV. Unless otherwise agreed to by the Advisor, Awards granted to the Advisor as partial payment of the incentive fee pursuant to the terms of the Advisory Agreement will be in the form of Bonus Stock.

ARTICLE IV

RESTRICTED STOCK

4.1 Restricted Period and Vesting.

(a) Unless the Award specifically provides otherwise, Restricted Stock shall be subject to restrictions on transfer by the Advisor and repurchase by the Company such that the Advisor shall not be permitted to transfer such shares and the Company shall have the right to repurchase or recover such shares for the lesser of the FMV Per Share on the forfeiture day or the amount of cash paid therefor, if any, if the Advisory Agreement is terminated, provided that such transfer and repurchase restrictions shall lapse with respect to 33.33% of such initial shares on the first anniversary of the date of grant and on each subsequent anniversary of the date of grant that the Advisor shall remain continuously in service to the Company.

(b) Each certificate representing Restricted Stock awarded under the Plan shall be registered in the name of the Advisor and, during the Restricted Period, shall be left in deposit with the Company and a stock power endorsed in blank. The grantee of Restricted Stock shall have all the rights of a stockholder with respect to such shares including the right to vote and the right to receive dividends or other distributions paid or made with respect to such shares. Any certificate or certificates representing shares of Restricted Stock shall bear a legend similar to the following:

The shares represented by this certificate have been issued pursuant to the terms of the Ashford Hospitality Prime, Inc. Advisor Equity Incentive Plan and Grant of Restricted Stock dated                 , 20        and may not be sold, pledged, transferred, assigned or otherwise encumbered in any manner except as is set forth in the terms of such plan or grant.

ARTICLE V

OTHER STOCK-BASED AWARDS

The Committee is hereby authorized to grant to the Advisor, Other Stock-Based Awards, which shall consist of a right which (i) is not an Award described in any other Article and (ii) is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock (including, without limitation, securities convertible into shares of Common Stock) or cash as are deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.

ARTICLE VI

CERTAIN PROVISIONS APPLICABLE TO ALL AWARDS

6.1 General.

Awards may be granted on the terms and conditions set forth herein. In addition, the Committee may impose on any Award or the exercise thereof, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of the Advisory Agreement and terms permitting the Advisor to make elections relating to its Award. The Committee shall retain full power and discretion to accelerate or waive, at any time, any term or condition of an Award that is not mandatory under this Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of the Maryland General Corporation Law, no consideration other than services may be required for the grant of any Award.

6.2 Stand-Alone, Additional, Tandem, and Substitute Awards.

Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, the Advisor, any of their respective Affiliates, or any business entity to be acquired by the Company, the Advisor or any of their respective Affiliates, or any other right of the Advisor to receive payment from the Company or its Affiliates. Such additional, tandem and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or its Affiliates.

6.3 Term of Awards.

The term or Restricted Period of each Award that is Restricted Stock shall be for such period as may be determined by the Committee; provided that in no event shall the term of any such Award exceed a period of ten (10) years.

6.4 Form and Timing of Payment under Awards; Deferrals.

Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company or a subsidiary upon the exercise of an Award, or settlement of an Award may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may, subject to any limitations set forth in the Award agreement, be accelerated and cash paid in lieu of shares in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events. Installment or deferred payments may be required by the Committee (subject to Section 1.4 of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Advisor on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of amounts in respect of installment or deferred payments denominated in shares.

6.5 Vested and Unvested Awards.

After the satisfaction of all of the terms and conditions set by the Committee with respect to an Award of Restricted Stock, a certificate, without the legend set forth in Section 4.1(b), for the number of shares that are no longer subject to such restrictions, terms and conditions shall be delivered to the Advisor. Upon termination of the Advisory Agreement under circumstances that do not cause the Advisor to become fully vested, any remaining unvested shares of Restricted Stock or Other Stock-Based Awards, as the case may be, shall either be forfeited back to the Company or, if appropriate under the terms of the Award, shall continue to be subject to the restrictions, terms and conditions set by the Committee with respect to such Award.

6.6 Other Provisions.

No grant of any Award shall be construed as limiting any right which the Company may have to terminate the Advisory Agreement, pursuant to the terms thereof.

6.7 Change of Control.

In the event of a Change of Control, the following provisions shall apply.

(a) General. Unless otherwise provided in the Award, in connection with a Change of Control, the Board shall have the authority in its sole discretion to take any one or more of the following actions with respect to the Awards:

(i) The Board may accelerate vesting of any unvested Awards;

(ii) the Board may waive, alter and/or amend the performance goals and other restrictions and conditions of Awards then outstanding, with the result that the affected Awards may be deemed vested, and the Restricted Period or other limitations on payment in full with respect thereto shall be deemed to have expired, as of the date of the Change of Control or such other date as may be determined by the Board;

(iii) the Board may cause the acquirer to assume the Plan and the Awards or exchange the Awards for awards for the acquirer’s stock;

(iv) the Board may terminate the Plan; and

(v) the Board may terminate and cancel all outstanding unvested or unexercised Awards as of the date of the Change of Control on such terms and conditions as it deems appropriate.

Notwithstanding the above provisions of this Section 6.7(a), the Board shall not be required to take any action described in the preceding provisions of this Section 6.7(a), and any decision made by the Board, in its sole discretion, not to take some or all of the actions described in the preceding provisions of this Section 6.7(a) shall be final, binding and conclusive with respect to the Company and all other interested persons.

(b) Right to Cash-Out. The Board shall, in connection with a Change of Control, have the right to require the Advisor to transfer and deliver to the Company all Awards previously granted to the Advisor in exchange for an amount equal to the Cash Value (as defined below) of the Awards. Such right shall be exercised by written notice to the Advisor. The amount payable to the Advisor by the Company shall be in cash or by certified check paid within five (5) days following the transfer and delivery of such Award (but in no event later than fifty (50) days following the date of the Change of Control). “Cash Value” of an Award means the sum of (i) in the case of any Award which is not an Award of Restricted Stock, the value of all benefits to which the Advisor would be entitled as if the Award were vested and settled or exercised and (ii) in the case of an Award of Restricted Stock, the FMV Per Share of Restricted Stock, multiplied by the number of shares subject to such Award, all as determined by the Board as of the date of the Change of Control or such other date as may be determined by the Board.

6.8 Ownership Limit.

Notwithstanding any provision of the Plan or the terms of any Awards, the Company shall not be required to, and shall not, issue any Awards hereunder if such issuance would cause the Company to violate the Ownership Limits set forth in its Articles of Amendment and Restatement. As used herein and in the Company’s Articles of Amendment and Restatement, the term “Ownership Limit” means (i) with respect to any class or series shares of Common Stock, 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of such class or series of Common Stock of the Company and (ii) with respect to any class or series of shares of preferred stock or other stock, 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of such class or series of preferred stock or other stock of the Company.

ARTICLE VII

MISCELLANEOUS

7.1 No Rights to Awards.

The Advisor shall not have any claim to be granted any Award and the terms and conditions of Awards need not be the same with respect to each grant of an Award.

7.2 No Right to Continued Service.

The grant of an Award shall not be construed as giving the Advisor the right to continue to provide services to the Company or any of its Affiliates. Further, the Company may at any time terminate the Advisory Agreement, pursuant to the terms thereof, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award agreement.

7.3 Governing Law.

The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal law and the laws of the State of Maryland, without regard to any principles of conflicts of law.

7.4 Severability.

If any provision of the Plan or any Award is, becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to the Advisor or any Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

7.5 Other Laws.

The Committee may refuse to issue or transfer any shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance of transfer or such shares or such other consideration might violate any applicable law.

7.6 No Guarantee of Tax Consequences.

The Advisor shall be solely responsible for and liable for any tax consequences (including but not limited to any interest or penalties) as a result of its participation in the Plan. None of the Board, the Company or the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to the Advisor and assumes no liability whatsoever for the tax consequences to the Advisor.

7.7 Claw-back Policy.

All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Advisor upon any receipt or exercise of any Award or upon the receipt or resale of any shares of Common Stock underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, the Advisor or any Affiliate, as applicable, including, without limitation, any claw-back policy adopted to comply with the requirements of any federal or state laws and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award agreement.

7.8 Transfer of Awards.

Following the end of any applicable Restricted Period for any Awards granted to the Advisor pursuant to this Plan, unless otherwise limited in the Award agreement or the underlying Award itself, the Advisor may allocate all or a portion of any Award, or ownership or profits interests in any Award, to the Advisor’s officers or other personnel of the Advisor or its Affiliates. Any such allocation shall not affect the applicable terms of this Plan or any such Award.